                                                                       EXHIBIT 2



                                WARRANT AGREEMENT

                                     BETWEEN

                          CORAM HEALTHCARE CORPORATION

                                       AND

                             CERBERUS PARTNERS, L.P.
                       GOLDMAN SACHS CREDIT PARTNERS L.P.
                           FOOTHILL INCOME TRUST, L.P.



                         ------------------------------


                           DATED AS OF AUGUST 20, 1998


                         ------------------------------

                                TABLE OF CONTENTS

                                                                                                      Page
                                                                                                      ----

SECTION 1.  Warrant Certificates.......................................................................  1

SECTION 2.  Execution of Warrant Certificates..........................................................  1

SECTION 3.  Registration...............................................................................  2

SECTION 4.  Registration of Transfers and Exchanges....................................................  2

SECTION 5.  Warrants; Exercise of Warrants.............................................................  3

SECTION 6.  Payment of Taxes...........................................................................  4

SECTION 7.  Mutilated or Missing Warrant Certificates..................................................  5

SECTION 8.  Reservation of Warrant Shares..............................................................  5

SECTION 9.  Obtaining Stock Exchange Listings..........................................................  5

SECTION 10.  Adjustment of Exercise Price and Number of Warrant Shares Issuable........................  5
         (a) Adjustment for Change in Capital Stock....................................................  6
         (b) Adjustment for Rights Issue...............................................................  6
         (c) Adjustment for Other Distributions........................................................  7
         (d) Adjustment for Common Stock Issue.........................................................  8
         (e) Adjustment for Convertible Securities Issue............................................... 10
         (f) Current Market Price...................................................................... 11
         (g) Consideration Received.................................................................... 12
         (h) When De Minimis Adjustment May Be Deferred................................................ 12
         (i) When No Adjustment Required............................................................... 12
         (j) Notice of Adjustment...................................................................... 13
         (k) Voluntary Reduction....................................................................... 13
         (l) Notice of Certain Transactions............................................................ 13
         (m) Reorganization of Company................................................................. 14
         (n) Company Determination Final............................................................... 14
         (o) When Issuance or Payment May Be Deferred.................................................. 14
         (p) Adjustment in Number of Shares............................................................ 14
         (q) Form of Warrants.......................................................................... 15

SECTION 11.  No Impairment............................................................................. 15

SECTION 12.  Fractional Interests...................................................................... 15

SECTION 13.  Notices to Warrant Holders................................................................ 16



SECTION 14.  Registration Rights....................................................................... 17
         (a) Demand Registration....................................................................... 17
         (b) Piggy-Back Registration................................................................... 18
         (c) Registration Procedures................................................................... 19
         (d) Indemnification........................................................................... 21
             (1)      Indemnification by Holdings...................................................... 21
             (2)      Indemnification by Holder of Registrable Securities.............................. 22
             (3)      Contribution..................................................................... 22
         (e) Certain Definitions....................................................................... 23

SECTION 15.  Holders' Representations.................................................................. 24
         (a) Investment Intention...................................................................... 24
         (b) Accredited Investor....................................................................... 24

SECTION 16.  Notices to Company and Warrant Holder..................................................... 24

SECTION 17.  Warrant Agent............................................................................. 25

SECTION 18.  Supplements and Amendments................................................................ 25

SECTION 19.  Successors................................................................................ 25

SECTION 20.  Termination............................................................................... 25

SECTION 21.  Governing Law............................................................................. 26

SECTION 22.  Benefits of This Agreement................................................................ 26

SECTION 23.  Counterparts.............................................................................. 26


                  WARRANT AGREEMENT dated as of August 20, 1998 between CORAM HEALTHCARE CORPORATION, a Delaware corporation ("Holdings"), CERBERUS PARTNERS, L.P., GOLDMAN SACHS CREDIT PARTNERS L.P. and FOOTHILL INCOME TRUST, L.P. (collectively, the "Initial Holders" and including their respective successors and assigns, the "Holders" or "Warrant Holders").

                  Terms defined in the Credit Agreement (the "Credit Agreement") dated as of August 20, 1998 between Coram, Inc. (the "Borrower"), Holdings, the Guarantors named therein, the Initial Holders and Foothill Capital Corporation, as Agent, unless defined herein are used as therein defined.

                  WHEREAS, it is a condition precedent to the Initial Holders' obligation to make loans to and to incur Letter of Credit Obligations on behalf of the Borrower under the Credit Agreement that Holdings issue Warrants, as hereinafter described (the "Warrants"), to purchase up to 1,900,000 shares of Common Stock (the "Common Stock") of Holdings, subject to adjustment as provide herein (the Common Stock issuable on exercise of the Warrants being referred to herein as the "Warrant Shares"), each Warrant entitling the holder thereof to purchase one Warrant Share.

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

                  SECTION 1. Warrant Certificates. The certificates evidencing the Warrants (the "Warrant Certificates") to be delivered pursuant to this Agreement shall be in registered form only and shall be substantially in the form set forth in Exhibit A attached hereto.

                  SECTION 2. Execution of Warrant Certificates. Warrant Certificates shall be signed on behalf of Holdings by its Chairman of the Board or its President or a Vice President and by its Secretary or an Assistant Secretary under its corporate seal. Each such signature upon the Warrant Certificates may be in the form of a facsimile signature of the present or any future Chairman of the Board, President, Vice President, Secretary or Assistant Secretary and may be imprinted or otherwise reproduced on the Warrant Certificates and for that purpose Holdings may adopt and use the facsimile signature of any person who shall have been Chairman of the Board, President, Vice President, Secretary or Assistant Secretary, notwithstanding the fact that at the time the Warrant Certificates shall be delivered or disposed of he or she shall have ceased to hold such office. The seal of Holdings may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Warrant Certificates.

                  In case any officer of Holdings who shall have signed any of the Warrant Certificates shall cease to be such officer before the Warrant Certificates so signed shall have been disposed of by Holdings, such Warrant Certificates nevertheless may be delivered or disposed of as though such person had not ceased to be such officer of Holdings; and any Warrant Certificate may be signed on behalf of Holdings by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of Holdings to sign such

Warrant Certificate, although at the date of the execution of this Warrant Agreement any such person was not such officer.

                  SECTION 3. Registration. Holdings shall number and register the Warrant Certificates in a register as they are issued. Holdings may deem and treat the registered holder(s) of the Warrant Certificates as the absolute owner(s) thereof (notwithstanding any notation of ownership or other writing thereon made by anyone), for all purposes, and shall not be affected by any notice to the contrary. Holdings shall act as the registrar for the Warrants.

                  SECTION 4. Registration of Transfers and Exchanges. Holdings shall from time to time register the transfer of any outstanding Warrant Certificates in a Warrant register to be maintained by Holdings upon surrender thereof accompanied by a written instrument or instruments of transfer in form satisfactory to Holdings, duly executed by the registered holder or holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney. Upon any such registration of transfer, a new Warrant Certificate shall be issued to the transferee(s) and the surrendered Warrant Certificate shall be cancelled and disposed of by Holdings.

                  The Warrant Holders agree that prior to any proposed transfer of the Warrant or of the Warrant Shares, if such transfer is not made pursuant to an effective Registration Statement under the Securities Act, pursuant to Rule 144 or Rule 144A under the Securities Act, or an opinion of counsel, reasonably satisfactory in form and substance to Holdings, that the Warrant or Warrant Shares may be sold publicly without registration under the Securities Act, the Warrant holder will, if requested by Holdings, deliver to Holdings:

                  (1) an investment covenant reasonably satisfactory to Holdings signed by the proposed transferee;

                  (2) an agreement by such transferee to the impression of the restrictive investment legend set forth below on the Warrant or the Warrant Shares;

                  (3) an agreement by such transferee that Holdings may place a notation in the stock books of Holdings or a "stop transfer order" with any transfer agent or registrar with respect to the Warrant Shares; and

                  (4) an agreement by such transferee to be bound by the provisions of this Section 4 relating to the transfer of such Warrant or Warrant Shares.

                  The Warrant Holders agree that each Warrant Certificate and any certificate representing the Warrant Shares will bear the following legend:


                  "THE SECURITY REPRESENTED BY THIS CERTIFICATE (AND ANY PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH




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                  REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. THE HOLDER
                  OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF CORAM HEALTHCARE CORPORATION THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) (W) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, OR IN ACCORDANCE WITH RULE 144 UNDER THE SECURITIES ACT, OR PURSUANT TO ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF CORAM HEALTHCARE CORPORATION HOLDINGS, INC. SO REQUESTS), (X) TO CORAM HEALTHCARE CORPORATION, (Y) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (Z) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND
                  (2) IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."

                  Subject to the foregoing provisions, Warrant Certificates may be exchanged at the option of the holder(s) thereof, when surrendered to Holdings at its office for another Warrant Certificate or other Warrant Certificates of like tenor and representing in the aggregate a like number of Warrants. Warrant Certificates surrendered for exchange shall be cancelled and disposed of by Holdings.

                  Each Warrant holder will have registration rights with respect to the Warrant Shares set forth in Section 14 hereof.

                  SECTION 5. Warrants; Exercise of Warrants. Subject to the terms of this Agreement, each Warrant Holder shall have the right, which may be exercised commencing on the Closing Date and until the Revolving Credit Termination Date (as defined in the Credit Agreement) to receive from Holdings the number of fully paid and nonassessable Warrant Shares which the holder may at the time be entitled to receive on exercise of such Warrants and payment of the Exercise Price then in effect for such Warrant Shares. Each Warrant not exercised prior to the Revolving Credit Termination Date, shall become void and all rights thereunder and all rights in respect thereof under this agreement shall cease as of such time. No adjustments as to dividends will be made upon exercise of the Warrants.

                  A Warrant may be exercised upon surrender to Holdings at its office designated for such purpose the address of which is set forth in Section 15 hereof of the certificate or certificates evidencing the Warrants to be exercised with the form of election to purchase on the





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




reverse thereof duly filled in and signed, which signature shall be guaranteed by a bank or trust company having an office or correspondent in the United States or a broker or dealer which is a member of a registered securities exchange or the National Association of Securities Dealers, Inc., and upon payment to Holdings of the exercise price (the "Exercise Price") which is set forth in the form of Warrant Certificate attached hereto as Exhibit A, as adjusted as herein provided, for the number of Warrant Shares in respect of which such Warrants are then exercised. Payment of the aggregate Exercise Price shall be made in cash or by certified or official bank check to the order of Holdings. In lieu of exercising the Warrants represented by the Warrant Certificates by paying in full the Exercise Price of such Warrants exercised plus transfer taxes (if applicable pursuant to Section 6), if any, the holder of such Warrants may, from time to time, convert such Warrants, in whole or in part, into a number of shares of Common Stock determined by dividing (a) the aggregate Current Market Price of the number of shares represented by the Warrants converted, minus the aggregate Exercise Price for such shares, plus transfer taxes, if any, by (b) the Current Market Price of one Share. The Current Market Price shall be determined pursuant to Section 10(f).

                  Subject to the provisions of Section 6 hereof, upon such surrender of Warrants and payment of the Exercise Price, Holdings shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the holder and in such name or names as the Warrant holder may designate, a certificate or certificates for the number of full Warrant Shares issuable upon the exercise of such Warrants together with cash as provided in
Section 12;

                  The Warrants shall be exercisable, at the election of the holders thereof, either in full or from time to time in part (provided that Warrants shall be exercisable in multiples of 100 Warrants unless all of the Warrants evidenced by a particular certificate are being exercised) and, in the event that a certificate evidencing Warrants is exercised in respect of fewer than all of the Warrant Shares issuable on such exercise at any time prior to the date of expiration of the Warrants, a new certificate evidencing the remaining Warrant or Warrants will be issued and delivered pursuant to the provisions of this Section and of Section 2 hereof.

                  All Warrant Certificates surrendered upon exercise of Warrants shall be cancelled and disposed of by Holdings. Holdings shall keep copies of this Agreement and any notices given or received hereunder available for inspection by the holders during normal business hours at its office.

                  SECTION 6. Payment of Taxes. Holdings will pay all documentary stamp taxes attributable to the initial issuance of Warrant Shares upon the exercise of Warrants; provided, however, that Holdings shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrant Certificates or any certificates for Warrant Shares in a name other than that of the registered holder of a Warrant Certificate surrendered upon the exercise of a Warrant, and Holdings shall not be required to issue or deliver such Warrant Certificates unless or until the person or persons requesting the issuance thereof shall have paid to Holdings the amount of such tax or shall have established to the satisfaction of Holdings that such tax has been paid.

                  SECTION 7. Mutilated or Missing Warrant Certificates. In case any of the Warrant Certificates shall be mutilated, lost, stolen or destroyed, Holdings may in its discretion issue, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence reasonably satisfactory to Holdings of such loss, theft or destruction of such Warrant Certificate and indemnity, if requested, also reasonably satisfactory to it. Applicants for such substitute Warrant Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges as Holdings may prescribe.

                  SECTION 8. Reservation of Warrant Shares. Holdings will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock or its authorized and issued Common Stock held in its treasury, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of Warrants, the maximum number of shares of Common Stock which may then be deliverable upon the exercise of all outstanding Warrants.

                  Holdings or, if appointed, the transfer agent for the Common Stock (the "Transfer Agent") and every subsequent transfer agent for any shares of Holdings' capital stock issuable upon the exercise of any of the rights of purchase aforesaid will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. Holdings will keep a copy of this Agreement on file with the Transfer Agent and with every subsequent transfer agent for any shares of Holdings' capital stock issuable upon the exercise of the rights of purchase represented by the Warrants. Holdings will furnish such Transfer Agent a copy of all notices of adjustments and certificates related thereto, transmitted to each holder pursuant to Section 15 hereof.

                  Holdings covenants that all Warrant Shares which may be issued upon exercise of Warrants will, upon issue, be fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issue thereof.

                  SECTION 9. Obtaining Stock Exchange Listings. Holdings will from time to time use its best efforts to take all action which may be necessary so that the Warrant Shares, immediately upon their issuance upon the exercise of Warrants, will be listed on the principal securities exchanges and markets within the United States of America, if any, on which other shares of Common Stock are then listed.

                  SECTION 10. Adjustment of Exercise Price and Number of Warrant Shares Issuable. The Exercise Price and the number of Warrant Shares issuable upon the exercise of each Warrant are subject to adjustment from time to time upon the occurrence of the events enumerated in this Section. For purposes of this Section 10, "Common Stock" means shares now or hereafter authorized of any class of common stock of Holdings and any other stock of Holdings, however designated, that has the right (subject to any prior rights of any class or series of preferred stock) to participate in any distribution of the assets or earnings of Holdings without limit as to per share amount.





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


         (a)      Adjustment for Change in Capital Stock.

                  If Holdings:

                  (1) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock;

                  (2) subdivides its outstanding shares of Common Stock into a greater number of shares;

                  (3) combines its outstanding shares of Common Stock into a smaller number of shares;

                  (4) makes a distribution on its Common Stock in shares of its capital stock other than Common Stock or preferred stock; or

                  (5) issues by reclassification of its Common Stock any shares of its capital stock;

then the Exercise Price and the number and kind of shares of capital stock of Holdings issuable upon the exercise of a Warrant as in effect immediately prior to such action shall be proportionately adjusted so that the holder of any Warrant thereafter exercised may receive the aggregate number and kind of shares of capital stock of Holdings which he or she would have owned immediately following such action if such Warrant had been exercised immediately prior to such action.

                  The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

                  If, after an adjustment, a Warrant Holder upon exercise may receive shares of two or more classes of capital stock of Holdings, Holdings shall determine the allocation of the adjusted Exercise Price between the classes of capital stock. After such allocation, the exercise privilege and the Exercise Price of each class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this
Section 10.

                  Such adjustment shall be made successively whenever any event listed above shall occur.

         (b)      Adjustment for Rights Issue.

                  If Holdings distributes any rights, options or warrants to all holders of its Common Stock entitling them for a period expiring within 60 days after the record date mentioned below to purchase shares of Common Stock at a price per share less than the current market price per share on that record date, the Exercise Price shall be adjusted in accordance with the formula:




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                                                        O + N x P
                                                            -----
                                            E' = E x          M
                                                        ---------
                                                          O + N

where:

                  E'    =    the adjusted Exercise Price.

                  E     =    the current Exercise Price.

                  O     =    the number of shares of Common Stock outstanding
                             on the record date.

                  N     =    the number of additional shares of Common Stock
                             offered pursuant to such rights issuance.

                  P     =    the offering price per share of the additional
                             shares.

                  M     =    the current market price per share of Common Stock
                             on the record date.

                  The adjustment shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the record date for the determination of stockholders entitled to receive the rights, options or warrants. If at the end of the period during which such rights, options or warrants are exercisable, not all rights, options or warrants shall have been exercised, the Exercise Price shall be immediately readjusted to what it would have been if "N" in the above formula had been the number of shares actually issued.

         (c)      Adjustment for Other Distributions.

                  If Holdings distributes to all holders of its Common Stock any of its assets (including but not limited to cash, but excluding ordinary dividends), debt securities, preferred stock, or any rights or warrants to purchase debt securities, preferred stock, assets or other securities of Holdings, the Exercise Price shall be adjusted in accordance with the formula:

                                    E' = E x M - F
                                             -----
                                                 M

where:

                  E'    =    the adjusted Exercise Price.

                  E     =    the current Exercise Price.

                  M     =    the current market price per share of Common Stock
                             on the record date mentioned below.




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


                  F     =     the fair market value on the record date of the
                              assets, securities, rights or warrants applicable to one share of Common Stock. The Board of Directors shall determine the fair market value.

                  The adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution.

                  This subsection does not apply to rights, options or warrants referred to in subsection (b) of this Section 10.

         (d)      Adjustment for Common Stock Issue.

                  If Holdings issues shares of Common Stock for a consideration per share less than the current market price per share on the date Holdings fixes the offering price of such additional shares, the Exercise Price shall be adjusted in accordance with the formula:

                                    E' =    E x O + P
                                                   ---
                                                    M
                                                -----
                                                  A

where:


                  E'    =    the adjusted Exercise Price.

                  E     =    the then current Exercise Price.

                  O     =    the number of shares outstanding immediately prior
                             to the issuance of such additional shares.

                  P     =    the aggregate consideration received for the
                             issuance of such additional shares.

                  M     =    the current market price per share on the date of
                             issuance of such additional shares.

                  A     =    the number of shares outstanding immediately after
                             the issuance of such additional shares.

                  The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

                  This subsection (d) does not apply to:

                  (1) any of the transactions described in subsections (b) and
         (c) of this Section 10,




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

                  (2) the exercise of Warrants, or the conversion or exchange of other securities convertible or exchangeable for Common Stock,

                  (3) Common Stock issued (i) pursuant to earn-out obligations (or other obligations relating to the deferred purchase price of property) existing on the date hereof or (ii) to Holdings employees under bona fide employee benefit plans (being employee benefit plans in respect of which employees of Holdings generally are able to participate) adopted by the Board of Directors and approved by the holders of Common Stock when required by law, if such Common Stock would otherwise be covered by this subsection (d),

                  (4) Common Stock issued upon the exercise of rights or warrants issued to the holders of Common Stock,

                  (5) Common Stock issued to shareholders of any person which merges into Holdings in proportion to their stock holdings of such person immediately prior to such merger, upon such merger,

                  (6) Common Stock issued in a bona fide public offering pursuant to a firm commitment underwriting or

                  (7) Common Stock issued in a bona fide private placement through a placement agent which is a member firm of the National Association of Securities Dealers, Inc. (except to the extent that any discount from the current market price attributable to restrictions on transferability of the Common Stock, as determined in good faith by the Board of Directors and described in a Board resolution, shall exceed 20%).

                  (8) Common Stock issued upon the exercise of any Series B Senior Subordinated Convertible Note of the Borrower issued pursuant to that certain Securities Exchange Agreement dated May 6, 1998 by and between the Borrower, Holdings, Cerberus Partners, L.P., Goldman Sachs Credit Partners L.P. and Foothill Capital Corporation.

         (e)      Adjustment for Convertible Securities Issue.

                  If Holdings issues any securities convertible into or exchangeable for Common Stock (other than securities issued in transactions described in subsections (b) and (c) of this Section 10) for a consideration per share of Common Stock initially deliverable upon conversion or exchange of such securities less than the current market price per share on the date of issuance of such securities, the Exercise Price shall be adjusted in accordance with this formula:

                                    E' = E x O + P
                                                ---
                                                 M
                                             -----
                                             O + D





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

where:

                  E'    =    the adjusted Exercise Price.

                  E     =    the then current Exercise Price.

                  O     =    the number of shares outstanding immediately prior
                             to the issuance of such securities.

                  P     =    the aggregate consideration received for the
                             issuance of such securities.

                  M     =    the current market price per share on the date of
                             issuance of such securities.

                  D     =    the maximum number of shares deliverable upon
                             conversion or in exchange for such securities at the initial conversion or exchange rate.

                  The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

                  If all of the Common Stock deliverable upon conversion or exchange of such securities have not been issued when such securities are no longer outstanding, then the Exercise Price shall promptly be readjusted to the Exercise Price which would then be in effect had the adjustment upon the issuance of such securities been made on the basis of the actual number of shares of Common Stock issued upon conversion or exchange of such securities;

                  This subsection (e) does not apply to:

                  (1) convertible securities issued to shareholders of any person which merges into Holdings, or with a subsidiary of Holdings, in proportion to their stock holdings of such person immediately prior to such merger, upon such merger,

                  (2) convertible securities issued in a bona fide public offering pursuant to a firm commitment underwriting or

                  (3) convertible securities issued in a bona fide private placement through a placement agent which is a member firm of the National Association of Securities Dealers, Inc. (except to the extent that any discount from the current market price attributable to restrictions on transferability of Common Stock issuable upon conversion, as determined in good faith by the Board of Directors and described in a Board resolution, shall exceed 20% of the then current market price).

         (f)      Current Market Price.

                  In subsections (b), (c), (d) and (e) of this Section 10 the current market price per share of Common Stock on any date shall be the average of the current market value, determined as set forth below, of the Common Stock for the 20 Business Days prior to the date in question.

                           (i) If the Common Stock is listed on a national
                  securities exchange or admitted to unlisted trading privileges on such an exchange, the current market value shall be the last reported sale price of the Common Stock on such exchange on such Business Day or if no such sale is made on such day, the mean of the closing bid and asked prices for such day on such exchange; or

                           (ii) if the Common Stock is not so listed or admitted
                  to unlimited trading privileges, the current market value shall be the mean of the last bid and asked prices reported on such Business Day (A) by the National Association of Securities Dealers, Inc. Automatic Quotation System or (B) if reports are unavailable under clause (A) above by the National Quotation Bureau Incorporated; or

                           (iii) If the Common Stock is not so listed or
                  admitted to unlisted trading privileges and bid and asked prices are not so reported, the current market value shall be such value as agreed upon by Holdings and the Warrant Holder or, if Holdings and the Warrant Holder cannot otherwise agree, the current market value shall be determined by an independent nationally recognized investment banking firm experienced in valuing businesses (an "Appraiser") jointly chosen by the Warrant Holder and Holdings or, if the Warrant Holder and Holdings cannot agree on the selection of an Appraiser within 10 Business Days, then each of Holdings and the Warrant Holder shall choose an Appraiser within 10 Business Days of the end of such first 10-day period, and the current market value shall be the value agreed upon by such Appraisers or, if the two Appraisers cannot so agree, the value of a third Appraiser, which third Appraiser shall be chosen by the two Appraisers; provided that if neither an Initial Holder nor any of its affiliates is a Holder of such Warrant, then Holdings shall have the sole right to select an Appraiser. If there is only one Appraiser, all expenses of the Appraiser shall be paid by Holdings. If there are two Appraisers, the Holders and Holdings shall pay all expenses of the Appraiser chosen by it.

         (g)      Consideration Received.

                  For purposes of any computation respecting consideration received pursuant to subsections (d) and (e) of this Section 10, the following shall apply:

                  (1) in the case of the issuance of shares of Common Stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by Holdings for any underwriting of the issue or otherwise in connection therewith;

                  (2) in the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors, (irrespective of the accounting treatment thereof), whose determination shall be conclusive, and described in a Board resolution;

                  (3) in the case of the issuance of securities convertible into or exchangeable for shares, the aggregate consideration received therefor shall be deemed to be the consideration received by Holdings for the issuance of such securities plus the additional minimum consideration, if any, to be received by Holdings upon the conversion or exchange thereof (the consideration in each case to be determined in the same manner as provided in clauses (1) and (2) of this subsection).

         (h)      When De Minimis Adjustment May Be Deferred.

                  No adjustment in the Exercise Price need be made unless the adjustment would require an increase or decrease of at least 1% in the Exercise Price. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.

                  All calculations under this Section shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

         (i)      When No Adjustment Required.

                  No adjustment need be made for a transaction referred to in subsections (a), (b), (c), (d) or (e) of this Section 10 if Warrant Holders are to participate in the transaction on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction.

                   No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest.


                  No adjustment need be made for a change in the par value or no par value of the Common Stock.

                  To the extent the Warrants become convertible into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

         (j)      Notice of Adjustment.

                  Whenever the Exercise Price is adjusted, Holdings shall provide the notices required by Section 13 hereof.

         (k)      Voluntary Reduction.

                  Holdings from time to time may reduce the Exercise Price by any amount for any period of time if the period is at least 20 days and if the reduction is irrevocable during the period; provided, however, that in no event may the Exercise Price be less than the par value of a share of Common Stock.

                  Whenever the Exercise Price is reduced, Holdings shall mail to Warrant Holders a notice of the reduction. Holdings shall mail the notice at least 15 days before the date the reduced Exercise Price takes effect. The notice shall state the reduced Exercise Price and the period it will be in effect.

                  A reduction of the Exercise Price does not change or adjust the Exercise Price otherwise in effect for purposes of subsections (a), (b),
(c), (d) and (e) of this Section 10.

         (l)      Notice of Certain Transactions.

                  If:

                  (1) Holdings takes any action that would require an adjustment in the Exercise Price pursuant to subsections (a), (b), (c), (d) or (e) of this Section 10 and if Holdings does not arrange for Warrant Holders to participate pursuant to subsection (i) of this Section 10;

                  (2) Holdings takes any action that would require a supplemental Warrant Agreement pursuant to subsection (m) of this
         Section 10; or

                  (3) there is a liquidation or dissolution of Holdings,

Holdings shall mail to Warrant Holders a notice stating the proposed record date for a dividend or distribution or the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, transfer, lease, liquidation or dissolution. Holdings shall mail the notice at least 15 days before such date. Failure to mail the notice or any defect in it shall not affect the validity of the transaction.

         (m)      Reorganization of Company.

                  If Holdings consolidates or merges with or into, or transfers or leases all or substantially all its assets to, any person, upon consummation of such transaction Holdings shall as a condition precedent to such transaction, cause effective provisions to be made so that the Warrants shall be exercisable for the kind and amount of securities, cash or other assets which the holder of a Warrant would have owned immediately after the consolidation, merger, transfer or lease if the holder had exercised the Warrant immediately before the effective date of the transaction. Concurrently with the consummation of such transaction, the corporation formed by or surviving any such consolidation or merger if other than Holdings, or the person to which such sale or conveyance shall have been made, shall enter into a supplemental Warrant Agreement so providing and further providing for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Section. The successor Company shall mail to Warrant Holders a notice describing the supplemental Warrant Agreement.

                  If the issuer of securities deliverable upon exercise of Warrants under the supplemental Warrant Agreement is an affiliate of the formed, surviving, transferee or lessee corporation, that issuer shall join in the supplemental Warrant Agreement.

                  If this subsection (m) applies, subsections (a), (b), (c), (d) and (e) of this Section 10 do not apply.

         (n)      Company Determination Final.

                  Any determination that Holdings or the Board of Directors must make pursuant to subsection (a), (c), (d), (e), (f), (g) or (i) of this Section 10 is conclusive.

         (o)      When Issuance or Payment May Be Deferred.

                  In any case in which this Section 10 shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, Holdings may elect to defer until the occurrence of such event
(i) issuing to the holder of any Warrant exercised after such record date the Warrant Shares and other capital stock of Holdings, if any, issuable upon such exercise over and above the Warrant Shares and other capital stock of Holdings, if any, issuable upon such exercise on the basis of the Exercise Price and (ii) paying to such holder any amount in cash in lieu of a fractional share pursuant to Section 12; provided, however, that Holdings shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional Warrant Shares, other capital stock and cash upon the occurrence of the event requiring such adjustment.

         (p)      Adjustment in Number of Shares.

                  Upon each adjustment of the Exercise Price pursuant to this
Section 10, each Warrant outstanding prior to the making of the adjustment in the Exercise Price shall thereafter evidence the right to receive upon payment of the adjusted Exercise Price that number of shares of Common Stock (calculated to the nearest hundredth) obtained from the following formula:

                                    N'= N x E
                                            -
                                            E'

where:

                  N     =    the adjusted number of Warrant Shares issuable upon
                             exercise of a Warrant by payment of the adjusted
                             Exercise Price.

                  N     =    the number or Warrant Shares previously issuable
                             upon exercise of a Warrant by payment of the Exercise Price prior to adjustment.

                  E'    =    the adjusted Exercise Price.

                  E     =    the Exercise Price prior to adjustment.

         (q)      Form of Warrants

                  Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrants initially issuable pursuant to this Agreement.

                  SECTION 11. No Impairment. Holdings will not, by amendment of its certificate of incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Warrants, but will at all times in reasonable good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of the Warrants against impairment. Without limiting the generality of the foregoing, Holdings (1) will take all such action as may be necessary or appropriate in order that Holdings may validly and legally issue fully paid and nonassessable shares of Common Stock on the exercise of the Warrants from time to time outstanding, including taking such action as is necessary for the then Exercise Price to be not less than the par value of the Warrant Shares and (2) will not take any action which results in any adjustment of the Exercise Price if the total number of Warrant Shares issuable after the action upon the exercise of all of the Warrants would exceed the total number of shares of Common Stock then authorized by Holdings' certificate of incorporation and available for the purposes of issue upon such exercise.

                  SECTION 12. Fractional Interests. Holdings shall not be required to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 12, be issuable on the exercise of any Warrants (or specified portion thereof), Holdings shall pay an amount in cash equal to the Exercise Price on the day immediately preceding the date the Warrant is presented for exercise, multiplied by such fraction.

                  SECTION 13. Notices to Warrant Holders. Upon any adjustment of the Exercise Price pursuant to Section 10, Holdings shall promptly thereafter
(i) cause to be filed with Holdings a certificate setting forth the Exercise Price after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based and setting forth the number of Warrant Shares (or portion thereof) issuable after such adjustment in the Exercise Price, upon exercise of a Warrant and payment of the adjusted Exercise Price, which certificate shall be conclusive evidence of the correctness of the matters set forth therein, and (ii) cause to be given to each of the registered holders of the Warrant Certificates at his or her address appearing on the Warrant register written notice of such adjustments by first-class mail, postage prepaid. Where appropriate, such notice may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Section 13.

                  In case:

                  (a) Holdings shall authorize the issuance to all holders of shares of Common Stock of rights, options or warrants to subscribe for or purchase shares of Common Stock or of any other subscription rights or warrants; or

                  (b) Holdings shall authorize the distribution to all holders of shares of Common Stock of evidences of its indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends payable in shares of Common Stock or distributions referred to in subsection (a) of Section 10 hereof); or

                  (c) of any consolidation or merger to which Holdings is a party and for which approval of any shareholders of Holdings is required, or of the conveyance or transfer of the properties and assets of Holdings substantially as an entirety, or of any reclassification or change of Common Stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or a tender offer or exchange offer for shares of Common Stock; or

                  (d) of the voluntary or involuntary dissolution, liquidation or winding up of Holdings; or

                  (e) Holdings proposes to take any action (other than actions of the character described in Section 10(a)) which would require an adjustment of the Exercise Price pursuant to Section 10; then Holdings shall cause to be given to each of the registered holders of the Warrant Certificates at his address appearing on the Warrant register, at least 30 days (or 20 days in any case specified in clauses (a) or (b) above) prior to the applicable record date hereinafter specified, or promptly in the case of events for which there is no record date, by first class mail, postage prepaid, a written notice stating (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such rights, options, warrants or distribution are to be determined, or (ii) the initial expiration date set forth in any tender offer or exchange offer for shares of Common Stock, or (iii) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up. The failure to give the notice required by this Section 13 or any defect therein shall not affect the legality or validity of any distribution, right, option, warrant, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any action.

                  Nothing contained in this Agreement or in any of the Warrant Certificates shall be construed as conferring upon the holders thereof the right to vote or to consent or to receive notice as shareholders in respect of the meetings of shareholders or the election of Directors of Holdings or any other matter, or any rights whatsoever as shareholders of Holdings.

                  SECTION 14   Registration Rights.

         (a)      Demand Registration.

                  (1) Request for Registration. If a Shelf Registration with respect to the Warrant Shares is not effective under the Securities Act, the Holder or Holders of 25% of the then outstanding Warrant Shares may make a written request for registration under the Securities Act ("Demand Registration") of all or part of its or their Registrable Securities; provided that Holdings shall not be obligated to effect more than one Demand Registration in respect of the Warrants. Such request will specify the aggregate principal amount of Registrable Securities proposed to be sold and will also specify the intended method of disposition thereof. Within 10 days after receipt of such request, Holdings will give written notice of such registration request to all other Holders of the Warrants and include in such registration all Registrable Securities with respect to which Holdings has received written requests for inclusion therein from the Holders thereof within 15 Business Days after receipt by the applicable Holder of Holdings' notice. Each such request will also specify the aggregate principal amount of Registrable Securities to be registered and the intended method of disposition thereof.

                  (2) Effective Registration and Expenses. A registration will not count as a Demand Registration until it has become effective (unless the Holders demanding such registration withdraw the Registrable Securities, in which case such demand will count as a Demand Registration unless the Holders of such Warrants agree to pay all Registration Expenses (as hereinafter defined)). Except as provided above, Holdings will pay all Registration Expenses in connection with the one registration initiated as a Demand Registration, whether or not it becomes effective.

         (b)      Piggy-Back Registration.

                  (1) If Holdings proposes to file a registration statement under the Securities Act with respect to an offering by Holdings for its own account or for the account of any of its security holders (provided that, in the case of a registration on demand of such security holders, the holders of a majority in aggregate principal amount or number of shares of any such debt securities or equity securities, as the case may be, consent in writing) of any class of equity security (other than a registration statement on Form S-4 or S-8 (or any substitute form that may be adopted by the Commission) or a registration statement in connection with an exchange offer or offering to Holdings existing security holders), then Holdings shall give written notice of such proposed filing to the Holders of Registrable Securities as soon as practicable (but in no event less than ten days before the anticipated filing date), and such notice shall offer such Holders the opportunity to register such principal amount of Registrable Securities as each such Holder may request (a "Piggy-Back Registration").

                  (2) Holdings shall use its reasonable best efforts to cause the managing Underwriter or Underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in the registration statement for such offering to be included on the same terms and conditions as any similar securities of Holdings or of such other security holders included therein. Notwithstanding the foregoing, if the managing Underwriter or Underwriters of such offering deliver a written opinion to Holdings that either because of (i) the kind or combination of securities which the Holders, Holdings and any other persons or entities intend to include in such offering or (ii) the size of the offering which the Holders, Holdings and such other persons intend to make, are such that the success of the offering would be materially and adversely affected by inclusion of the Registrable Securities requested to be included, then (a) in the event that the size of the offering is the basis of such managing Underwriter's opinion, the amount of securities to be offered for the accounts of Holders shall be reduced pro rata (according to the Registrable Securities proposed for registration) to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing Underwriter or Underwriters; provided that if securities are being offered for the account of other persons or entities as well as Holdings, then with respect to the Registrable Securities intended to be offered by Holders, the proportion by which the amount of such class of securities intended to be offered by Holders is reduced shall not exceed the proportion by which the amount of such class of securities intended to be offered by such other persons or entities is reduced; and (b) in the event that the kind (or combination) of securities to be offered is the basis of such managing Underwriter's opinion, (x) the Registrable Securities to be included in such offering shall be reduced as described in clause (a) above (subject to the proviso in clause (a)) or, (y) if the actions described in clause (x) would, in the judgment of the managing Underwriter, be insufficient to substantially eliminate the adverse effect that inclusion of the Registrable Securities requested to be included would have on such offering, such Registrable Securities will be excluded from such offering.

                  Holdings will pay all Registration Expenses (as defined herein) in connection with each registration of Registrable Securities.

         (c)      Registration Procedures.

                  If and whenever Holdings is required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act. Holdings will promptly:

                  (1) prepare and file with the Commission a registration statement with respect to such securities, make all required filings with the NASD and use its best efforts to cause such registration statement to become effective;

                  (2) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement, but in no event for a period of more than six months after such registration statement becomes, effective;

                  (3) furnish to counsel (if any) elected by holders of a majority (by number of shares) of the Registrable Securities covered by such registration statement copies of all documents proposed to be filed with the Commission in connection with such registration, which documents will be subject to the review of such counsel;

                  (4) furnish to each seller of such securities such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits, except that Holdings shall not be obligated to furnish any seller of securities with more than two copies of such exhibits), such number of copies of the prospectus included in such registration statement (including such preliminary prospectus and any summary prospectus), in conformity with the requirements of the Securities Act, and such other documents, as such seller may reasonably request in order to facilitate the disposition of the securities owned by such seller;

                  (5) use its best efforts to register or qualify such securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as each seller shall request, and do any and all other acts and things which may be necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such seller, except that Holdings shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, or to consent to general service of process in any such jurisdiction;

                  (6) furnish to each seller a signed counterpart, addressed to the sellers, of

                           (i) an opinion of counsel for Holdings, dated the effective date of the registration statement, and

                           (ii) subject to the accountants obtaining the necessary representations as specified in Statement on Auditing Standards No. 72, a "comfort" letter signed by the independent public accountants who have certified Holdings' financial statements included in the registration statement, covering substantially the same matters with respect to the registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to changes subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to the underwriters in underwritten public offerings of securities;

                  (7) notify each seller of any securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and at the request of any such seller prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

                  (8) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first month after the effective date of the registration statement, which earnings statement shall satisfy the provisions of
Section 11(a) of the Securities Act; and

                  (9) use its best efforts to list such securities on any securities exchange on which the Common Stock is then listed, if such securities are not already so listed and if such listing is then permitted under the rules of such exchange, and to provide a transfer agent and registrar for such Registrable Securities not later than the effective date of such registration statement.

Holdings may require each seller of any securities as to which any registration is being effected to furnish to Holdings such information regarding such seller and the distribution of such securities as Holdings may from time to time reasonably request in writing and as shall be required by law in connection therewith. Each such holder agrees to furnish promptly to Holdings all information required to be disclosed in order to make the information previously furnished to Holdings by such holder not materially misleading.

                  By acquisition of Registrable Securities, each holder of such Registrable Securities shall be deemed to have agreed that upon receipt of any notice from Holdings of the happening of any event of the kind described in
Section 14(c)(7) hereof, such holder will promptly discontinue such holder's disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 14(c)(7) hereof. If so directed by Holdings, each holder of Registrable Securities will deliver to Holdings (at Holdings' expense) all copies, other than permanent file copies, then in such holder's possession of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event Holdings shall give any such notice, the period mentioned in Section 14(c)(2) hereof shall be extended by the number of days during the period from and including the date of the giving of such notice to and excluding the date when each seller of any

Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by
Section 14(c)(7) hereof.

         (d)      Indemnification.

                  (1)      Indemnification by Holdings.

                  Holdings agrees to indemnify and hold harmless each holder of Registrable Securities (a "Holder"), its officers, directors, employees and agents and each Person who controls such Holder within the meaning of either
Section 15 of the Securities Act or Section 20(a) of the Exchange Act (each such person being sometimes hereinafter referred to as an "Indemnified Holder") from and against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and legal expenses) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any such untrue statement or omission or allegation thereof based upon information relating to such Indemnified Holder and furnished in writing to Holdings by such Indemnified Holder expressly for use therein. This indemnity will be in addition to any liability which Holdings may otherwise have.

                  If any action or proceeding (including any governmental investigation or inquiry) shall be brought or asserted against an Indemnified Holder in respect of which indemnity may be sought from Holdings, such Indemnified Holder shall promptly notify Holdings in writing, and Holdings shall assume the defense thereof, including the employment of counsel satisfactory to such Indemnified Holder and the payment of all expenses. Such Indemnified Holder shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Holder unless (a) Holdings has agreed to pay such fees and expenses or (b) Holdings shall have failed to assume the defense of such action or proceeding and has failed to employ counsel satisfactory to such Indemnified Holder in any such action or proceeding or (c) the named parties to any such action or proceeding (including any impleaded parties) include both such Indemnified Holder and Holdings, and there are one or more legal defenses available to such Indemnified Holder which are different from or additional to those available to Holdings (in which case, if such Indemnified Holder notifies Holdings in writing that it elects to employ separate counsel at the expense of Holdings, Holdings shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Holder, it being understood, however, that Holdings shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for such Indemnified Holder and any other Indemnified Holders, which firm shall be designated in writing by such Indemnified Holders). Holdings shall not be liable for any settlement of any such action or proceeding effected without its written consent, but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding,

Holdings agrees to indemnify and hold harmless such Indemnified Holders from and against any loss or liability by reason of such settlement or judgment.

                  (2)      Indemnification by Holder of Registrable Securities.

                  Each Holder of Registrable Securities agrees to indemnify and hold harmless Holdings, its directors and officers and each Person, if any, who controls Holdings within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from Holdings to such Holders, but only with respect to information relating to such Holders furnished in writing by such Holders expressly for use in any registration statement or prospectus, or any amendment or supplement thereto, or any preliminary prospectus. In case any action or proceeding shall be brought against Holdings or its directors or officers or any such controlling person, in respect of which indemnity may be sought against a Holder of Registrable Securities, such Holder shall have the rights and duties given to Holdings and Holdings or its directors or officers or such controlling person shall have the rights and duties given to each Holder by the preceding paragraph. In no event shall the liability of any Holder of Registrable Securities hereunder be greater in amount than the dollar amount of the proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

                  (3)      Contribution.

                  If the indemnification provided for in this Section 14(f) is unavailable to an indemnified party under Section 14(f)(1) or Section 14(f)(2) hereof (other than by reason of exceptions provided in those Sections) in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative benefits received by Holdings on the one hand and the Holders on the other hand from their sale of Registrable Securities or if such allocation is not permitted by applicable law, the relative fault of Holdings on the one hand and of the Indemnified Holder on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of Holdings on the one hand and of the Indemnified Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Holdings or by the Indemnified Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in the second paragraph of Section 14(f)(1), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

                  Holdings and each Holder of Registrable Securities agree that it would not be just and equitable if contribution pursuant to this Section 14(f)(3) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 14(f)(3), an Indemnified Holder shall not be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities sold by such Indemnified Holder or its affiliated Indemnified Holders and distributed to the public were offered to the public exceeds the amount of any damages which such Indemnified Holder, or its affiliated Indemnified Holder, has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         (e)      Certain Definitions.

                  (1) The term "Registrable Securities" shall mean the Warrant Shares and any securities issued or issuable upon exercise of the Warrants. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (A) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (B) they shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, (C) they shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by Holdings and subsequent disposition of them shall not require registration or qualification of them under the Securities Act or any similar state law then in force, or (D) they shall have ceased to be outstanding.

                  (2) The term "Registration Expenses" shall mean all expenses incident to Holdings' performance of or compliance with Section 14 hereof, including, without limitation, all registration and filing fees, all fees and expenses of complying with securities or blue sky laws, fees and other expenses associated with filings with the NASD (including, if required, the fees and expenses of any "qualified independent underwriter" and its counsel), all printing expenses, the fees and disbursements of counsel for Holdings and of its independent public accountants, the fees and disbursements of one counsel retained by the holders of Registrable Securities, the expenses of any special audits made by such accountants required by or incident to such performance and compliance, but not including (a) fees and disbursements of more than one counsel retained by the holders of Registrable Securities, or (b) such holders' proportionate share of underwriting discounts and commissions.

                   SECTION 15. Holders' Representations

                  Each Initial Holder severally makes the following representations and warranties as to itself only to Holdings:

                  (a) Investment Intention. Each Initial Holder is holding the Warrants or the Warrant Shares for its own account, for investment purposes and not with a view to the distribution thereof. Each Initial Holder will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of the Warrants or the Warrant Shares (or solicit any offers to buy, purchase, or otherwise acquire the Warrants or the Warrant Shares), except in compliance with the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder (the "Securities Act").

                  (b) Accredited Investor. Each Initial Holder is an "accredited investor" (as that term is defined in Rule 501 of Regulation D under the Securities Act) and by reason of its business and financial experience, it has such knowledge, sophistication and experience in business and financial matters as to be capable of evaluating the merits and risks of the prospective investment, is able to bear the economic risk of such investment and is able to afford a complete loss of such investment.

                  SECTION 16. Notices to Company and Warrant Holder. Any notice or demand authorized by this Agreement to be given or made by the registered holder of any Warrant Certificate to or on Holdings shall be sufficiently given or made when and if deposited in the mail, first class or registered, postage prepaid, addressed to the office of Holdings expressly designated by Holdings at its office for purposes of this Agreement (until the Warrant Holders are otherwise notified in accordance with this Section by Holdings), as follows:

                           Coram Healthcare Corporation
                           Bank One Building
                           1125 Seventeenth Street, Suite 1500
                           Denver, Colorado  80202
                           Attention:  Wendy L. Simpson
                           Telecopy:  (303) 672-8799

                           with a copy to:

                           General Counsel
                           Telecopy: (303) 298-0047

                  Any notice pursuant to this Agreement to be given by Holdings to the registered holder(s) of any Warrant Certificate shall be sufficiently given when and if deposited in the mail, first class or registered, postage prepaid, addressed (until Holdings is otherwise notified in accordance with this Section by such holder) to such holder at the address appearing on the Warrant register of Holdings.

                  SECTION 17 Warrant Agent. (a) Each Holder and Holdings hereby agree that Holdings shall serve as warrant agent under this agreement (the "Warrant Agent"). Upon 30 days' notice to holders of Warrants, Holdings and the Holders may appoint a new warrant agent. Such new warrant agent shall be a corporation doing business under the laws of the United States or any state thereof, in good standing and having a combined capital and surplus of not less than $50,000,000. The combined capital and surplus of any such new Warrant Agent shall be deemed to be the combined capital and surplus as set forth in the most recent annual report of its condition published by such Warrant Agent prior to its appointment, provided that such reports are published at least annually pursuant to law or to the requirements of a federal or state supervising or examining authority. After acceptance in writing of such appointment by the new Warrant Agent, it shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the Warrant Agent, without any further assurance, conveyance, act or deed; but if for any reason it shall be necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of Holdings and shall be legally and validly executed and delivered by Holdings.

                  (b) Any corporation into which Holdings or any new Warrant Agent may be merged or any corporation resulting from any consolidation to which Holdings or any new warrant agent shall be a party or any corporation to which Holdings transfers substantially all of its corporate trust or shareholders series business shall be a successor Warrant Agent under this Agreement without any further act, provided that such corporation (i) would be eligible for appointment as successor to the Warrant Agent under the provisions of this
Section 16 or (ii) is a wholly owned subsidiary of the Warrant Agent. Any such successor Warrant Agent shall promptly cause notice of its succession as Warrant Agent to be mailed (by first class mail, postage prepaid) to each Holder at such Holder's last address as shown on the register maintained by the Warrant Agent pursuant to this Agreement.

                  SECTION 18 Supplements and Amendments. Holdings may from time to time supplement or amend this Agreement without the approval of any holders of Warrant Certificates in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which Holdings may deem necessary or desirable and which shall not in any way adversely affect the interests of the holders of Warrant Certificates.

                  SECTION 19 Successors. All the covenants and provisions of this Agreement by or for the benefit of Holdings shall bind and inure to the benefit of its respective successors and assigns hereunder.

                  SECTION 20 Termination. This Agreement shall terminate at 5:00 p.m., New York City time on the Revolving Credit Termination Date. Notwithstanding the foregoing, this Agreement will terminate on any earlier date if all Warrants have been exercised.


                  SECTION 21 Governing Law. THIS AGREEMENT AND EACH WARRANT CERTIFICATE ISSUED HEREUNDER SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF SAID STATE.

                  SECTION 22 Benefits of This Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than Holdings and the registered holders of the Warrant Certificates any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of Holdings and the registered holders of the Warrant Certificates.

                  SECTION 23 Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                            [Signature Page Follows]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.


                                       CORAM HEALTHCARE CORPORATION


                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:


                                       CERBERUS PARTNERS, L.P.


                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:


                                       GOLDMAN SACHS CREDIT
                                       PARTNERS L.P.


                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:


                                       FOOTHILL INCOME TRUST, L.P.


                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:

                                                                       EXHIBIT A

                          [Form of Warrant Certificate]

                                     [Face]

THE WARRANTS REPRESENTED BY THIS CERTIFICATE (AND ANY PREDECESSOR) WERE ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF CORAM HEALTHCARE CORPORATION THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) (A) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, OR IN ACCORDANCE WITH RULE 144 UNDER THE SECURITIES ACT, OR PURSUANT TO ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF CORAM HEALTHCARE CORPORATION SO REQUESTS), (B) TO CORAM HEALTHCARE CORPORATION, (C) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (D) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (2) IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.




No._____                                                     _________ Warrants


                               Warrant Certificate

                          Coram Healthcare Corporation


                  This Warrant Certificate certifies that ___________, or registered assigns, is the registered holder of Warrants expiring on the Revolving Credit Termination Date as defined in the Warrant Agreement referred to on the reverse hereof (the "Warrants") to purchase Common Stock, $.001 par value (the "Common Stock"), of Coram Healthcare Corporation, a Delaware corporation ("Holdings"). Each Warrant entitles the holder upon exercise to receive from Holdings on or before 5:00 p.m. New York City Time on the Revolving Credit Termination Date, one fully paid and nonassessable share of Common Stock (a "Warrant Share") at the initial exercise price (the "Exercise Price") of $0.01 per share payable in lawful money of the United States of America upon surrender of this Warrant Certificate and payment of the Exercise Price at the office of Holdings designated for such purpose, but only subject to the conditions set forth herein and in the Warrant Agreement referred to on the reverse hereof. In lieu of exercising the Warrants evidenced by this Warrant Certificate by paying in full the Exercise Price of each Warrant exercised plus transfer taxes (if applicable pursuant to Section 6 of the Warrant Agreement), if any, the holder of such Warrant may, from time to time, convert this Warrant, in whole or in part, into a number of shares of Common Stock determined by dividing (a) the aggregate Current Market Price of the number of Warrant Shares represented by the Warrants converted, minus the aggregate Exercise Price for such shares, plus transfer taxes, if any, by (b) the Current Market Price of one Share. The Current Market Price shall be determined pursuant to Section 10(f) of the Warrant Agreement.

                  The Exercise Price and number of Warrant Shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

                  No Warrant may be exercised after 5:00 p.m., New York City Time on the Revolving Credit Termination Date, and to the extent not exercised by such time such Warrants shall become void.

                  Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

                  This Warrant Certificate shall not be valid unless countersigned by Holdings, as such term is used in the Warrant Agreement.

                  IN WITNESS WHEREOF, Coram Healthcare Corporation has caused this Warrant Certificate to be signed by its Vice President and by its Secretary, each by a facsimile of his signature, and has caused a facsimile of its corporate seal to be affixed hereunto or imprinted hereon.


Dated:

                                       CORAM HEALTHCARE CORPORATION


                                       By:
                                          -------------------------------------
                                          Vice President


                                       By:
                                          -------------------------------------
                                          Secretary

                          [Form of Warrant Certificate]

                                    [Reverse]




                  The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants expiring on the Revolving Credit Termination Date, entitling the holder on exercise to receive shares of Common Stock, $.001 par value, of Holdings (the "Common Stock"), and are issued or to be issued pursuant to a Warrant Agreement dated as of _____, 1998 (the "Warrant Agreement"), duly executed and delivered by Holdings, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of Holdings and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to Holdings.

                  Warrants may be exercised at any time on or before the Revolving Credit Termination Date. The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Exercise Price in cash at the office of Holdings designated for such purpose. In lieu of exercising such Warrants by paying in full the Exercise Price for each such Warrant plus transfer taxes (if applicable pursuant to Section 6 of the Warrant Agreement), if any, the holder of such Warrants may, from time to time, convert such Warrants, in whole or in part, into a number of shares of Common Stock determined by dividing (a) the aggregate Current Market Price of the number of Warrant Shares represented by the Warrants converted, minus the aggregate Exercise Price for such shares, plus transfer taxes, if any, by (b) the Current Market Price of one Share. The Current Market Price shall be determined pursuant to Section 10(f) of the Warrant Agreement. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his assignee a new Warrant Certificate evidencing the number of Warrants not exercised. No adjustment shall be made for any dividends on any Common Stock issuable upon exercise of this Warrant.

                  The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price set forth on the face hereof may, subject to certain conditions, be adjusted. If the Exercise Price is adjusted, the Warrant Agreement provides that the number of shares of Common Stock issuable upon the exercise of each Warrant shall be adjusted. No fractions of a share of Common Stock will be issued upon the exercise of any Warrant, but Holdings will pay the cash value thereof determined as provided in the Warrant Agreement.

                  The holders of the Warrants are entitled to certain registration rights with respect to the Common Stock purchasable upon exercise thereof. Said registration rights are set forth in Section 14 of the Warrant Agreement.

                  Warrant Certificates, when surrendered at the office of Holdings by the registered holder thereof in person or by its legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

                  Upon due presentation for registration of transfer of this Warrant Certificate at the office of Holdings a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

                  Holdings may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and Holdings shall not be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of Holdings.

                         [Form of Election to Purchase]

                    (To Be Executed Upon Exercise Of Warrant)


                  The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive ___________ shares of Common Stock and herewith (check item)

                  (i) tenders payment for such shares to the order of Coram Healthcare Corporation in the amount of $_______ in accordance with the terms hereof; or

                  (ii) converts this Warrant, in whole or in part, into a number of shares of Common Stock determined by dividing (a) the aggregate Current Market Price of the number of shares represented by this Warrant, minus the aggregate Exercise Price for such shares, plus transfer taxes, if any, by (b) the Current Market Price of one Share.

                  The undersigned requests that a certificate for such shares be registered in the name of _________________________, whose address is _____________________________ and that such shares be delivered to
____________________ whose address is _________________________________________.

                  If said number of shares is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of _________________, whose address is _______________________________, and that such Warrant Certificate be delivered to _________________________, whose address is ____________________ .


                                                     Signature:


Date:


                                                     Signature Guaranteed: